SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Cima Labs Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 21, 2003

TO THE STOCKHOLDERS OF CIMA LABS INC.:

     I am pleased to invite you to attend the Annual Meeting of Stockholders of CIMA LABS INC., a Delaware corporation (“CIMA”), to be held on Wednesday, May 21, 2003 at 3:00 p.m., Central time, at our new Product Development Center at 7325 Aspen Lane, Brooklyn Park, Minnesota 55428. This is the first time CIMA has conducted an Annual Meeting of Stockholders at its newly renovated Product Development Center. A map and directions to the meeting site from the Minneapolis International Airport are included with this Notice of Annual Meeting of Stockholders. As more fully explained in the enclosed Proxy Statement, the 2003 Annual Meeting will be convened for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as CIMA’s independent auditors for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting.

     The Board has fixed the close of business on Monday, March 24, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ James C. Hawley James C. Hawley Secretary

Eden Prairie, Minnesota April 14, 2003

     Your Proxy is important to ensure a quorum at the meeting. You are cordially invited to attend the meeting in person. However, whether or not you expect to attend the meeting, please complete, date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. The Proxy may be revoked by you at any time prior to being exercised, and returning your Proxy will not affect your right to vote in person if you attend the meeting and revoke the Proxy. Please note, however, that if you are a stockholder whose shares are not registered in your name and you wish to vote at the meeting, you will need to obtain evidence of your ownership or a Proxy issued in your name from the broker, bank or other nominee who is the stockholder of record for the shares that you own.

CIMA LABS INC.
10000 Valley View Road
Eden Prairie, Minnesota 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of CIMA LABS INC., a Delaware corporation (“CIMA” or the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2003, at 3:00 p.m., Central time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at CIMA’s Product Development Center at 7325 Aspen Lane, Brooklyn Park, Minnesota 55428. We intend to mail this Proxy Statement and the accompanying Proxy card on or about April 14, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to beneficial owners. We may also reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to those beneficial owners. We may supplement our solicitation of proxies by mail through telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for these services.

Voting Rights and Outstanding Shares

     Only holders of record of common stock at the close of business on March 24, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 2003, CIMA had 14,308,612 shares of common stock issued and outstanding and entitled to vote.

     Each holder of record of common stock at the close of business on March 24, 2003 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. An inspector of election will be appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a Proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (1) filing with CIMA’s Secretary, at the our principal executive offices, 10000 Valley View Road, Eden Prairie, Minnesota 55344, a written notice of revocation, (2) duly executing a Proxy bearing a later date or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Stockholder Proposals

     A stockholder may submit proposals intended to be presented at CIMA’s 2004 Annual Meeting of Stockholders in accordance with the following procedures. Under CIMA’s Third Restated Bylaws (the “Bylaws”), stockholder proposals to be brought before, or nominations of persons for election as a director at, any meeting of stockholders must be given by timely notice in writing to CIMA’s Secretary. To be timely, notice by the stockholder must be delivered at CIMA’s principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting, or, for the 2004 Annual Meeting of Stockholders, by February 20, 2004. If, however, the date of the annual meeting is more than 30 days before or after May 21, 2004, notice by a stockholder shall be timely only if delivered not less than 90 days before the annual meeting, or, if later, within 10 days after the first public announcement of the date of the annual meeting. The notice must set forth certain information concerning the proposal, the stockholder and/or the director nominees, as specified in CIMA’s Bylaws. The presiding officer of the meeting may refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedure. Stockholder proposals must be received by CIMA’s Secretary before December 16, 2003 to be included in the proxy statement and proxy relating to CIMA’s 2004 Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

     There are six nominees for the six Board positions authorized by resolution of the Board in accordance with CIMA’s Bylaws. Each director to be elected will hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a director of CIMA who previously was elected by the stockholders.

     Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares subject to proxies will be voted for the election of a substitute nominee that the Board may propose. Each person nominated for election has agreed to serve as a director if elected, and the Board has no reason to believe that any nominee will not be able to serve. Directors are elected by a plurality of the shares present in person, or represented by Proxy, and entitled to vote at the Annual Meeting.

     The Board of Directors Recommends a Vote in Favor of Each Named Nominee.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Steven B. Ratoff	60	CIMA’s Chairman of the Board, and interim Chief Executive Officer commencing May 1, 2003
John M. Siebert, Ph.D.	63	CIMA’s retiring President and Chief Executive Officer effective April 30, 2003
Terrence W. Glarner	59	President, West Concord Ventures, Inc.
Joseph R. Robinson, Ph.D.	64	Professor of Pharmacy, University of Wisconsin at Madison
John F. Chappell	66	President of Eponym, Inc.
Steven D. Cosler	47	President and Chief Executive Officer of Priority Healthcare Corporation

     Steven B. Ratoff has served as a director of CIMA since March 1995 and was elected to the offices of Chairman of the Board on March 11, 2003 and interim Chief Executive Officer of CIMA effective May 1, 2003, or until the search committee established by the Board of Directors identifies a new President and Chief Executive Officer. From February 2001 to December 2001, Mr. Ratoff was President, Chief Executive Officer and a director of MacroMed, Inc., a privately held drug delivery company. From December 1994 to January 2001, Mr. Ratoff was Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a consumer products company. Mr. Ratoff serves as a director of Inkine Pharmaceutical Company, Inc.

     John M. Siebert, Ph.D., has been our President and Chief Executive Officer since September 1995, President and Chief Operating Officer from July 1995 to September 1995, and has served as a director of CIMA since May 1992. Dr. Siebert will retire as our President and Chief Executive Officer effective April 30, 2003, but has agreed to remain on staff through December 31, 2003 to facilitate the transition of his duties. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs, at Dey Laboratories, Inc., a pharmaceutical company. From 1988 to 1992, Dr. Siebert worked at Bayer Corporation. Dr. Siebert has also been employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co. and the Procter & Gamble Company.

     Terrence W. Glarner has served as a director of CIMA since July 1990 and has served as the Chairman of the Board from April 1995 to March 2003. Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital firm formed by Mr. Glarner, since 1993. He also consults with Norwest Venture Capital. Prior to forming West Concord Ventures, Mr. Glarner held various management positions, including President, with North Star Ventures, Inc. Mr. Glarner is a Chartered Financial Analyst. He serves as a director of Aetrium Incorporated, Datakey, Inc., FSI International, Inc., NVE Corporation, SpectraScience, Inc. and several privately held companies.

     Joseph R. Robinson, Ph.D., has served as a director of CIMA since 1993. Dr. Robinson is a Professor of Pharmacy at the University of Wisconsin at Madison. Dr. Robinson is the past President of the Controlled Release Society and of the American Association of Pharmaceutical Scientists. Dr. Robinson serves as a director of Emisphere Technologies, Inc. and MacroMed, Inc., a privately held drug delivery company. He also serves on the scientific advisory boards of several companies.

     John F. Chappell has served as a director since October 2001. Mr. Chappell has been President of Eponym, Inc., a venture capital and consulting firm since 2000. From 1990 to 2000, he founded and served as Chairman of Plexus Ventures, a consulting firm for business development and strategic transactions. Prior to founding Plexus Ventures, Mr. Chappell served as Chairman, Worldwide Pharmaceuticals for SmithKline Beecham plc (now GlaxoSmithKline plc). Mr. Chappell serves as a director of Salix Pharmaceuticals, Ltd.

     Steven D. Cosler has served as a director since October 2001. Mr. Cosler has served as President, since March 2001, and as Chief Executive Officer, since January 2002, of Priority Healthcare Corporation, a publicly traded specialty pharmacy and distribution company. From January 2000 to January 2002, Mr. Cosler was Chief Operating Officer of Priority Healthcare Corporation. From January 2000 to March 2001, Mr. Cosler was Executive Vice President of Priority Healthcare Corporation. From August 1997 to January 2000, Mr. Cosler was Executive Vice President, Pharmacy Division, of Priority Healthcare Corporation. Prior to that time, Mr. Cosler was Senior Vice President and General Manager of Priority Healthcare Services Corporation, a subsidiary of Bindley Western Industries, Inc. Mr. Cosler serves as a director of Priority Healthcare Corporation.

Board Committees and Meetings

     During the fiscal year ended December 31, 2002, the Board held eleven meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during fiscal 2002. The Board has a Compensation Committee, an Audit Committee and a Governance and Nominating Committee. The following paragraphs describe the functions of each committee.

Compensation Committee

     The Compensation Committee is responsible for setting and administering compensation policies, determining executive officer compensation, making recommendations on potential bonus and stock option plans, authorizing cash bonuses and granting stock options. The Compensation Committee is currently composed of four non-employee directors, Messrs. Glarner (Chairman), Chappell and Cosler, and Dr. Robinson. The Compensation Committee held three meetings during the fiscal year ended December 31, 2002.

Audit Committee

     CIMA’s Audit Committee is currently composed of three non-employee directors, Messrs. Ratoff (Chairman), Glarner and Cosler. All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Audit Committee oversees CIMA’s financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent auditors and selecting and appointing the independent auditors. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by CIMA’s Board of Directors on June 2, 2000, and amended and restated on March 12, 2002. The Audit Committee met seven times during the fiscal year ended December 31, 2002.

Governance and Nominating Committee

     The Governance and Nominating Committee (1) proposes the slate of nominees for Board positions to be elected by CIMA’s stockholders at each Annual Meeting, (2) nominates candidates to fill any vacancies on the Board, (3) approves management succession plans and (4) addresses the Board’s organizational and governance issues. The Governance and Nominating Committee is currently composed of three non-employee directors, Messrs. Chappell (Chairman) and Ratoff, and Dr. Robinson. The Governance and Nominating Committee held one meeting during the fiscal year ended December 31, 2002.

     The Governance and Nominating Committee will consider persons recommended by stockholders in selecting nominees for election to the Board. Stockholders who wish to suggest qualified candidates should write to: CIMA LABS INC., 10000 Valley View Road, Eden Prairie, MN 55344, Attention: Chairman, Governance and Nominating Committee. All recommendations should state in detail the qualification of the persons for consideration by the Governance and Nominating Committee and should be accompanied by an indication of the person’s willingness to serve.

REPORT OF THE AUDIT COMMITTEE

     CIMA’s Audit Committee is composed of three independent non-employee directors. The Audit Committee is responsible for oversight of (1) CIMA’s management and its outside auditors in regard to CIMA’s financial reporting and (2) the controls regarding accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with CIMA’s management and independent auditors.

     The Audit Committee has (1) reviewed and discussed CIMA’s audited financial statements for the year ended December 31, 2002 with CIMA’s management, (2) discussed with CIMA’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380), (3) received the written disclosures and the letter from CIMA’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and (4) discussed with CIMA’s independent auditors the independent auditors’ independence.

     Based on the review and discussions with management and CIMA’s independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in CIMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board, and the Board has approved, subject to ratification by stockholders, the selection of Ernst & Young LLP to serve as CIMA’s independent auditors.

The Audit Committee:
Steven B. Ratoff, Chairman
Terrence W. Glarner
Steven D. Cosler

Fees Paid to Independent Auditors

     For the last two fiscal years, we paid the following fees to Ernst & Young LLP, our independent auditors:

Fiscal Year Ended	Audit Fees (1)	Audit Related Fees(2)	Tax Fees (3)	All Other Fees (4)

December 31, 2002	$92,500	$24,000	$9,193	$—

December 31, 2001	79,000	66,389	41,650	35,480

(1)	Includes fees for audit of the financial statements and reviews of related quarterly financial statements.
(2)	Includes fees for audit of employee benefit plan, accounting assistance and inventory system validation consulting.
(3)	Includes fees for tax return preparation and tax planning services.
(4)	Includes fees related to an analysis of executive compensation.

     The Audit Committee has determined that the rendering of audit related, tax services and all other services by Ernst & Young LLP is compatible with maintaining the auditors’ independence.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of CIMA’s common stock as of February 28, 2003 by: (1) each director; (2) each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement; (3) all executive officers and directors as a group; and (4) all known beneficial owners of more than five percent of CIMA’s common stock. At February 28, 2003, there were 14,307,672 shares of common stock issued and outstanding.

	Beneficial Ownership(1)

	Number of		Percent of
Beneficial Owner	Shares		Total

Delaware Management Holdings, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103	1,442,568	(2)	10.1
Pilgrim Baxter & Associates, Ltd.
1400 Liberty Ridge Drive
Wayne, Pennsylvania 19087-5593	825,600	(3)	5.8
Schroder Investment Management North America Inc.
875 Third Avenue, 22nd Floor
New York, NY 10022-6225	784,900	(4)	5.5
Royce & Associates, LLC
1414 Avenue of the Americas
New York, NY 10019	752,300	(5)	5.3

John M. Siebert, Ph.D.	420,000	(6)	2.9

John Hontz, Ph.D.	197,940	(7)	1.4

David A. Feste	154,833	(8)	1.1

Terrence W. Glarner	77,457	(9)	*

Steven B. Ratoff	71,655	(10)	*

Joseph R. Robinson, Ph.D.	38,881	(11)	*

John F. Chappell	13,000	(12)	*

Steven D. Cosler	11,500	(13)	*

All Executive Officers and Directors as a Group (8 persons)	985,266	(14)	6.6

* Less than one percent.

(1)	Unless otherwise indicated in the footnotes below, this table is based upon information supplied by officers, directors and certain principal stockholders of CIMA. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Delaware Management Holdings and Delaware Management Business Trust have shared dispositive power with respect to 3,900 shares, sole dispositive power with respect to 1,438,668 shares and sole voting power with respect to 1,436,791 shares. The number of shares indicated is based upon information reported to the SEC in a Schedule 13G filed by Delaware Management Holdings and Delaware Management Business Trust on March 7, 2003.
(3)	Pilgrim Baxter & Associates, Ltd. has sole voting power with respect to 631,700 shares. The number of shares indicated is based upon information reported to the SEC in a Schedule 13G filed by Pilgrim Baxter & Associates, Ltd. on February 14, 2003.
(4)	The number of shares indicated is based upon information reported to the SEC in a Schedule 13G filed by Schroder Investment Management North America Inc. on February 5, 2003.
(5)	The number of shares indicated is based upon information reported to the SEC in a Schedule 13G filed by Royce & Associates, LLC on February 3, 2003.
(6)	Includes 224,880 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options. Dr. Siebert will cease to be an executive officer of CIMA on April 30, 2003, but will remain an employee of CIMA through December 31, 2003.
(7)	Includes 172,990 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options.

(8)	Includes 144,833 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options. Mr. Feste ceased being an executive officer of CIMA on March 31, 2003, but will remain an employee of CIMA through June 30, 2003.
(9)	Includes 72,017 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options.
(10)	Includes 65,355 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options. Mr. Ratoff will become CIMA’s interim Chief Executive Officer effective May 1, 2003.
(11)	Includes 38,881 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options.
(12)	Includes 10,000 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options.
(13)	Includes 10,000 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options
(14)	Includes an aggregate of 738,956 shares that may be acquired within 60 days of February 28, 2003, pursuant to outstanding options. See footnotes 6 through 13.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires CIMA’s directors and executive officers, and persons who own more than ten percent of a registered class of CIMA’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CIMA. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish CIMA with copies of all Section 16(a) forms they file.

     To the best of our knowledge, based solely on a review of copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, our officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

Compensation of Directors

     Effective May 21, 2003, each of CIMA’s non-employee directors (excluding the Chairman of the Board) receives an annual retainer of $15,000, plus $1,500 for attendance at each Board meeting. CIMA’s non-employee Chairman of the Board receives an annual retainer of $20,000, plus $2,000 for attendance at each Board meeting. Each member of the Audit Committee receives $1,000 for attendance at each committee meeting, and the Chairman of the Audit Committee receives an additional $5,000 annual retainer. Each member of the Compensation Committee (excluding the Chairman) receives $1,000 for attendance at each committee meeting, and the Chairman of the Compensation Committee receives $1,500 for attendance at each committee meeting. Each member of the Governance and Nominating Committee (excluding the Chairman) receives $750 for attendance at each committee meeting, and the Chairman of the Governance and Nominating Committee receives $1,000 for attendance at each committee meeting. The members of the Board are also eligible for reimbursement of reasonable expenses incurred in connection with attendance at Board and committee meetings.

     Prior to May 21, 2003, each of CIMA’s non-employee directors received a quarterly payment of $5,000 (plus reimbursement of reasonable expenses), regardless of the number of Board and committee meetings attended, and did not receive payments for meeting attendance.

     In addition to the payments described above, non-employee directors are issued an option to purchase 20,000 shares of common stock upon becoming a director and an option to purchase 7,500 shares of common stock following each annual meeting of stockholders. Prior to October 4, 2001, non-employee directors automatically received the foregoing options pursuant to the 1994 Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, each annual option grant for 7,500 shares of common stock is fully exercisable six months after the date of grant, has an exercise price set at 100% of the fair market value of common stock on the date of grant and has a ten-year term. On October 4, 2001, the Board discontinued making additional awards under the Directors’ Plan and the Non-Employee Directors’ Fee Option Grant Program, and since that date, options issued to non-employee directors have been made under the CIMA LABS INC. 2001 Stock Incentive Plan.

Summary of Compensation

     The following table sets forth the cash and non-cash compensation for each of the three fiscal years ended December 31, 2002 earned by CIMA’s Chief Executive Officer and each of the other executive officers whose compensation in a fiscal year exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities		All Other
				Underlying		Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options (#)		($)(2)

John M. Siebert, Ph.D.	2002	319,664	224,175	31,397	(3)	14,988	(4)
President and	2001	292,398	—	—		10,452	(4)
Chief Executive Officer	2000	271,635	171,212	100,000		11,613	(4)

John Hontz, Ph.D.	2002	234,333	121,277	18,292	(3)	14,070	(4)
Chief Operating Officer	2001	209,877	—	—		10,376	(4)
	2000	190,263	95,700	100,000		4,599

David A. Feste (7)	2002	193,859	97,125	14,649	(3)	13,380	(5)
Vice President, Chief Financial	2001	172,958	—	75,000		8,638	(6)
Officer and Secretary	2000	119,214	52,200	136,000		1,264

(1)	Amounts are comprised of bonuses paid at the discretion of the Compensation Committee.
(2)	Except as otherwise noted, represents employer matching contributions under CIMA’s 401(k) retirement plan and employer paid premiums for group term life insurance.
(3)	The Compensation Committee approved these option grants in the first quarter of 2003 as compensation for the executive officers’ performance during the fiscal year ended December 31, 2002.
(4)	Includes $7,800 of car allowance paid by CIMA.
(5)	Includes $7,150 of car allowance paid by CIMA.
(6)	Includes $6,050 of car allowance paid by CIMA.
(7)	Mr. Feste joined CIMA as Vice President, Chief Financial Officer and Secretary in February 2000. Mr. Feste ceased being an executive officer of CIMA on March 31, 2003, but will remain an employee of CIMA through June 30, 2003.

STOCK OPTION GRANTS AND EXERCISES

Equity Compensation Plan Information

     The following table provides information as of December 31, 2002 with respect to our Equity Incentive Plan, as amended and restated (the “EIP”), Non-Employee Directors’ Fee Option Grant Program, 1994 Directors’ Stock Option Plan, Employee Stock Purchase Plan and 2001 Stock Incentive Plan (the “2001 Plan”).

Number of shares
	Number of shares to		remaining for
	be issued upon	Weighted-average	future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding shares
Plan Category	and rights	and rights	in column (a))

	(#)(a)	($)(b)	(#)(c)*
Equity compensation plans approved by stockholders	1,703,183	$24.89	1,318,996
Equity compensation plans not approved by stockholders	-0-	N/A	-0-

•     The shares of common stock available for future issuance as of December 31, 2002 included 100,609 shares under our Equity Incentive Plan, 188,587 shares under our Employee Stock Purchase Plan and 1,029,800 shares under our 2001 Stock Incentive Plan. On October 4, 2001, the Board determined that it would not make any further awards under the Non-Employee Directors’ Fee Option Grant Program and 1994 Directors’ Stock Option Plan.

     The following tables show, for the year ended December 31, 2002, certain information regarding options granted to, exercised by and held at December 31, 2002 by the Named Executive Officers:

Option Grants in Last Fiscal Year

     The Board and the Compensation Committee did not grant any of the Named Executive Officers options to purchase common stock during the year ended December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Number of Shares
			Underlying	Value of Unexercised
	Number of		Unexercised	In-the-Money Options
	Shares		Options Held at	Held at
	Acquired	Value	December 31, 2002	December 31, 2002
	on Exercise	Realized	(Exercisable/	(Exercisable/
Name	(#)	(1)($)	Unexercisable) (#)	Unexercisable) ($)(2)

John M. Siebert	78,000	1,420,825	275,000 / 66,000	4,744,688 / 260,700
John Hontz	-0-	-0-	172,990 / 50,000	2,286,166 / -0-
David A. Feste	-0-	-0-	144,833 / 37,500	734,182 / 68,906

(1)	Calculated on the basis of the difference between the fair market value of common stock on the date of exercise and the exercise price of the options exercised.

(2)	Calculated on the basis of the closing sale price of the underlying shares of common stock at December 31, 2002, the last trading day of our fiscal year, as reported by the Nasdaq National Market, of $24.19 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     John M. Siebert has entered into an employment agreement with the Company whereby the Company agreed to employ Dr. Siebert as President and Chief Executive Officer of the Company until January 1, 2004. Under the terms of the agreement, Dr. Siebert’s annual base salary was set at $305,000 as of January 1, 2001. Dr. Siebert receives annual salary increases of 5% per year on January 1st for each year of the agreement. In addition, the agreement provides that Dr. Siebert will be paid a cash incentive bonus of up to 70% of his salary upon the Company’s achievement of certain objectives and is entitled to participate in all of the Company’s employee benefit programs. Pursuant to the agreement, the Company also issued to Dr. Siebert an incentive stock option to purchase 100,000 shares of common stock with the exercise price set at 100% of the fair market value on the date of grant. In the event of a change of control of the Company which leads to (1) the termination of Dr. Siebert’s position, (2) the requirement of Dr. Siebert to relocate more than 100 miles or (3) a substantial change in responsibilities which effectively removes Dr. Siebert from his position, Dr. Siebert will receive twelve months of compensation or the remainder of his compensation under the agreement, whichever is longer (less amounts received in connection with any employment during that period), and a minimum cash bonus of $150,000 per year for each year remaining under the agreement for which he has not already received a bonus. Pursuant to the agreement, the Company pays Dr. Siebert a car allowance of $650 per month. The agreement contains standard provisions regarding the protection of confidential information, a one-year covenant not to compete and a covenant not to recruit.

     Dr. Siebert resigned as CIMA’s President and Chief Executive Officer effective April 30, 2003, but has agreed to remain an employee through December 31, 2003 to facilitate the transition of his duties. CIMA and Dr. Siebert entered into a letter agreement on April 4, 2003 amending his employment agreement. The letter agreement provides that after termination of his employment, Dr. Siebert will receive (1) monthly payments of $28,045 for twelve months, (2) group medical and dental insurance, with CIMA paying its portion of the monthly premiums as if Dr. Siebert was still an employee until the earlier of twelve months after termination of his employment or Dr. Siebert’s eligibility for dental or health insurance through a new employer, and (3) a cash bonus of $78,461, which will be paid during the first quarter of 2004.

     John Hontz has entered into an employment agreement with the Company whereby the Company agreed to employ Dr. Hontz as Chief Operating Officer of the Company until September 1, 2004, which was extended to September 1, 2005 by an amendment dated December 31, 2002 to Dr. Hontz’s employment agreement. Under the terms of the agreement, as amended, Dr. Hontz’s annual base salary was set at $220,000 as of September 1, 2000. Dr. Hontz receives annual salary increases of not less than 5% per year on September 1st for each year of the agreement. In addition, the agreement provides that Dr. Hontz will be paid a cash incentive bonus of up to 50% of his salary upon the Company’s achievement of certain objectives and is entitled to participate in all of the Company’s employee benefit programs. Pursuant to the agreement, the Company also issued to Dr. Hontz an incentive stock option to purchase 100,000 shares of common stock with the exercise price set at 100% of the fair market value on the date of grant. Dr. Hontz will receive twenty-four months of compensation following his termination of employment for any reason, other than his death or disability, change of control of the Company or for cause as defined by his employment agreement. If the Company terminates Dr. Hontz’s employment as a result of a change of control of the Company or if Dr. Hontz resigns his employment within one year after a change of the Company because of (1) the elimination of Dr. Hontz’s position, (2) a requirement that Dr. Hontz relocate more than 100 miles or (3) a material diminution in Dr. Hontz’s responsibilities and duties, Dr. Hontz will receive twenty-four months of compensation reduced by 50% of any gross compensation earned in connection with any employment during that period. Pursuant to the agreement, the Company pays Dr. Hontz a car allowance of $650 per month. The agreement contains standard provisions regarding the protection of confidential information, a one-year covenant not to compete and a covenant not to recruit.

     David Feste had an employment agreement with the Company whereby the Company agreed to employ Mr. Feste as Chief Financial Officer of the Company until January 1, 2004. Under the terms of the agreement, Mr. Feste’s annual base salary was set at $185,000 as of January 1, 2001. Mr. Feste receives annual salary increases of not less than 5% per year on January 1st for each year of the agreement. In addition, the agreement provides that Mr. Feste will be paid a cash incentive bonus of up to 50% of his salary upon the Company’s achievement of certain objectives and is entitled to participate in all of the Company’s employee benefit programs. Pursuant to the agreement, the Company also issued to Mr. Feste an incentive stock option to purchase 75,000 shares of common stock with the exercise price set at 100% of the fair market value on the date of grant. In the event of a change of control of the Company which leads to (1) the elimination of Mr. Feste’s position, (2) the requirement of Mr. Feste to relocate more than 100 miles or (3) a substantial change in responsibilities which effectively removes Mr. Feste from his position, or if Mr. Feste is able to demonstrate that his employment was terminated in connection with a change of control, Mr. Feste will receive a cash payment equal to two times his average annual base salary and bonus and will be entitled to two years of health, disability and life insurance benefits. The Company also agreed to accelerate any of Mr. Feste’s stock options, which would otherwise have vested on or before January 1, 2004, if Mr. Feste is terminated without cause, as defined in the agreement. Pursuant to the agreement, the Company pays Mr. Feste a car allowance of $550 per month. The agreement contains standard provisions regarding the protection of confidential information, a one-year covenant not to compete and a covenant not to recruit.

     Mr. Feste resigned as CIMA’s Vice President, Chief Financial Officer and Secretary effective March 31, 2003, but has agreed to remain an employee of CIMA through June 30, 2003 to facilitate the transition of duties to James C. Hawley, CIMA’s new Chief Financial Officer. After Mr. Feste notified CIMA of his desire to resign, CIMA and Mr. Feste entered into a letter agreement on February 27, 2003 amending his employment agreement. From July 1, 2003 through December 31, 2003, Mr. Feste will receive (1) monthly payments of $16,998, (2) group medical and dental insurance, with CIMA paying its portion of the monthly premiums as if Mr. Feste was still an employee, until the earlier of March 31, 2004 or Mr. Feste’s eligibility for dental or health insurance through a new employer and (3) a cash bonus of $25,496 which will be paid during the first quarter of 2004. After December 31, 2003, Mr. Feste will continue to receive monthly payments of $16,998 until the earlier of March 31, 2004 or his employment with a new company. The letter agreement also modified Mr. Feste’s non-compete obligations to provide that he may not become an employee or owner of, or have certain other relationships with, any person or organization engaged in the design, development, manufacture, distribution, marketing or selling of pharmaceutical products using fast-dissolve drug delivery technologies within the United States until June 30, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is currently composed of four non-employee directors: Messrs. Glarner (Chairman), Chappell and Cosler, and Dr. Robinson.

     The Compensation Committee is responsible for setting and administering compensation policies, determining executive officer compensation, making recommendations on potential bonus and stock option plans, authorizing cash bonuses and granting stock options.

Compensation Philosophy

     The goals of CIMA’s compensation program are to align compensation with business objectives and performance and to ensure the compensation program is sufficient to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with our size and innovative development requirements. Key elements of this philosophy are:

•	We pay competitively with comparable pharmaceutical companies with which we compete for talent. To ensure that pay is competitive, we compare our pay practices with these companies and set our pay parameters based in part on this review.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to CIMA’s business challenges.

     The Compensation Committee endeavors to balance CIMA’s needs and values with the employees’ needs, and believes that it is important that the Compensation Committee maintain this balance.

Base Salary

     The base salaries of executive officers are determined initially on the basis of one or more salary surveys conducted by third parties, surveys of publicly available information from pharmaceutical companies, both nationally and more specifically in the Midwest, and surveys conducted by technical analysts at financial institutions. Executive officer salaries are set within the ranges identified in the surveys, targeted at the median. The exact level of base salary is determined after the Compensation Committee considers the experience and capability of the executive officer, the level of responsibility and our needs.

Performance Compensation

     Corporate and individual goals are used to establish the basis for annual performance compensation awards to executive officers. During the first quarter of each year, the President and Chief Executive Officer establishes corporate and individual objectives and assigns relative weights to each of those objectives. At the end of the year, the President and Chief Executive Officer compares actual results to the objectives and uses that information to make final bonus recommendations to the Compensation Committee for the other executive officers. Recommended awards are generally reviewed by the Compensation Committee in the first quarter of each year based on these corporate and individual performance objectives. Performance compensation awards must be approved by the Compensation Committee prior to being granted. The Compensation Committee determined that the CIMA’s fiscal year 2002 overall financial performance warranted paying the maximum allowable cash bonus to each of the executive officers.

Stock Options

     The President and Chief Executive Officer makes recommendations to the Compensation Committee regarding grants of stock options to the other executive officers based on performance relative to individual and corporate objectives and information derived from surveys conducted by technical analysts at financial institutions based on public knowledge relating to other small companies. The Compensation Committee reviews these recommendations, each executive officer’s performance relative to corporate and individual objectives and the survey results. The Compensation Committee’s stock option grants may vary from the recommendations of the President and Chief Executive Officer because the Compensation Committee makes its own determination of awards based on its knowledge and experience and other factors it deems relevant. The Compensation Committee views grants of stock options as incentives for performance and, as a result, considers current holdings when considering stock option grants.

Compensation of the President and Chief Executive Officer

     Dr. Siebert’s salary, potential bonus and stock option grants are set forth in an employment agreement between the Company and Dr. Siebert, which was negotiated on behalf of the Board of Directors by Mr. Glarner at the direction of the Compensation Committee with due regard to Dr. Siebert’s knowledge and experience, competitive salary information and market conditions at the time. Pursuant to the employment agreement, Dr. Siebert’s salary for 2002 was $319,664 before pretax salary reductions for contributions to the CIMA’s 401-K retirement and cafeteria plans. Dr. Siebert earned a cash bonus of $224,175 in 2002 and received a stock option grant in 2003 to acquire 31,397 shares of common stock. The Compensation Committee determined that CIMA’s fiscal year 2002 overall financial performance warranted payment of the maximum allowable cash bonus to Dr. Siebert.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee, comprised of independent non-employee directors, is responsible for establishing and administering the Company’s policies involving the compensation of executive officers. During 2002, the members of the Compensation Committee were Messrs. Glarner (Chairman), Chappell and Cosler, and Dr. Robinson. Compensation Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee:
Terrence W. Glarner, Chairman
John F. Chappell
Steven D. Cosler
Joseph R. Robinson, Ph.D.

Performance Graph

     The following stock performance graph compares the cumulative total stockholder return on CIMA’s common stock (“CIMA LABS”), the Total Return Index for NASDAQ Pharmaceutical Stocks (the “NASDAQ Pharmaceuticals”) and the Total Return Index for the NASDAQ Stock Market (the “NASDAQ Total Market”) for the five years ending December 31, 2002. Cumulative total stockholder return includes stock price appreciation and reinvested dividends, if any. No dividends have ever been paid on the Company’s common stock, but some of the companies included in the calculation of the NASDAQ Pharmaceuticals and the NASDAQ Total Market have paid dividends, which are assumed to be reinvested for purposes of calculating these indices.

Comparison of Five-Year Cumulative Total Return*
CIMA LABS, the NASDAQ Pharmaceuticals
and the NASDAQ Total Market

	12/97	12/98	12/99	12/00	12/01	12/02
CIMA LABS	$100.00	$61.77	$307.37	$1,530.89	$850.59	$569.20
NASDAQ Pharmaceuticals	$100.00	$126.94	$239.34	$298.55	$254.43	$164.36
NASDAQ Total Market	$100.00	$140.99	$261.49	$157.42	$124.89	$86.33

* Assumes that the value of the investment in CIMA and each index was $100 on December 31, 1997 and that all dividends, if any, were reinvested.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP to serve as CIMA’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited CIMA’s financial statements since its inception in 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by CIMA’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee may recommend and the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in CIMA’s and its stockholders’ best interests.

The Board of Directors Recommends a Vote in Favor of Proposal 2.

CERTAIN TRANSACTIONS

     We have entered into indemnity agreements with certain officers and directors, which provide, among other things, that we will indemnify these officers and directors for liabilities to the full extent permitted under Delaware law, subject to certain limitations.

OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote on those matters in accordance with their best judgment.

     Shareholders who wish to obtain an additional copy of CIMA’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2002 may do so without charge by writing to CIMA’s Vice President, Chief Financial Officer and Secretary, at our corporate office, 10000 Valley View Road, Eden Prairie, Minnesota 55344.

By Order of the Board of Directors

/s/ James C. Hawley James C. Hawley Secretary

April 14, 2003

NORTH
BROOKLYN PARK
Boone Ave. N.
Aspen Lane
CIMA
694
694
94
35W
169
35E
MINNEAPOLIS
94
ST. PAUL
494
35W
AIRPORT
494

**Directions:**

1. **From Airport**
   - Take 494 West to 35W; exit onto northbound 35W
   - Take 35W North to 94 West exit
   - Travel on 94 West to 694 West
   - Take 694 West to Boone Avenue North exit
   - Go two blocks to 73rd Avenue N. and turn right (at stoplight)
   - Go one block and turn left on Aspen Lane
   - Go about one block and CIMA will be on your left at 7325 Aspen Lane

2. **From Downtown Minneapolis**
   - Follow signs to 94 West
   - Take 94 West to 694 West
   - Take 694 West to Boone Avenue North exit
   - Go two blocks to 73rd Avenue N. and turn right (at stoplight)
   - Go one block and turn left on Aspen Lane
   - Go about one block and CIMA will be on your left at 7325 Aspen Lane

3. **From Downtown St. Paul**
   - Follow signs to 94 West
   - Take 94 West to 694 West
   - Take 694 West to Boone Avenue North exit
   - Go two blocks to 73rd Avenue N. and turn right (at stoplight)
   - Go one block and turn left on Aspen Lane
   - Go about one block and CIMA will be on your left at 7325 Aspen Lane

CIMA™

Boone Ave. N
BROOKLYN PARK
NORTH
Lane
Aspen
CIMA
7325 Aspen Lane
73rd Ave. N
694

CIMA LABS INC.

ANNUAL MEETING

Wednesday, May 21, 2003
3:00 p.m. Central Daylight Time

April 14, 2003

To our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of CIMA LABS Inc., a Delaware corporation (“CIMA”), to be held on Wednesday, May 21, 2003 at 3:00 p.m., Central time, at our new Product Development Center at 7325 Aspen Lane, Brooklyn Park, Minnesota 55428. This is the first time CIMA has conducted an Annual Meeting of Stockholders at its newly renovated Product Development Center. A map and directions to the meeting site from the Minneapolis International Airport are included with the Notice of Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible.

Sincerely,

James C. Hawley
Vice President, Chief Financial Officer and Secretary

CIMA LABS INC.	Proxy

This Proxy is solicited on behalf of the Board of Directors.

By signing this proxy, you revoke all prior proxies and appoint John Hontz, Ph.D. and James C. Hawley, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of CIMA LABS INC. (the “Company”) held of record by the undersigned on March 24, 2003, at the Annual Meeting of Stockholders of the Company to be held on May 21, 2003 or at any adjournment thereof.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.     Election of directors:

01 John M. Siebert, Ph.D.	02 Terrence W. Glarner

03 Steven B. Ratoff	04 Joseph R. Robinson, Ph.D.

05 John F. Chappell	06 Steven D. Cosler

Vote FOR all nominees (except as marked to the contrary below)	Vote WITHHELD for all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.     Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending         December 31, 2003.

For	Against	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box
Indicate changes below:

Date ________________________________

Signature(s) in Box
Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.